Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-230889, 333-237280, 333-249226, 333-254503, 333-263645, 333-270609, 333-278031 and 333-278035) of PagerDuty, Inc. of our report dated March 17, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 17, 2025